Exhibit 23.1

Kesselman & Kesselman Certified Public Accountants Trade Tower, 25 Hamered Street Tel Aviv 68125 Israel P.O Box 452 Tel Aviv 61003 Telephone +972-3-7954555 Facsimile +972-3-7954556

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2010 relating to the financial statements, which appears in Voltaire Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2009.

/s/ Kesselman & Kesselman
Kesselman & Kesselman
A member of PricewaterhouseCoopers International Limited
Tel-Aviv, Israel
October 29, 2010